Exhibit 5.1

May 11, 2015

By EDGAR

Applied Genetic Technologies Corporation

11801 Research Drive

Suite D

Alachua, Florida 32615

Re:	Shelf Registration Statement on Form S-3

Ladies and Gentlemen:

We have reviewed the registration statement on Form S-3 (the “Registration Statement”) being filed by Applied Genetic Technologies Corporation, a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), on the date hereof. The Registration Statement includes a base prospectus (the “Prospectus”), which provides that it will be supplemented in the future by one or more supplements to the Prospectus. The Prospectus relates to the registration of $125 million of the Company’s common stock, $0.001 par value per share (“Common Stock”) that may be offered by the Company (the “Shares”). The Shares may be offered and sold from time to time pursuant to Rule 415 promulgated under the Act, in amounts, at prices and on terms to be determined at the time of the offering thereof.

We have also reviewed the Certificate of Incorporation and By-Laws of the Company, each as restated or amended to date, the records of meetings and consents of the Company’s Board of Directors and of its stockholders, and the stock records of the Company, each as provided to us by the Company. In addition, we have examined and relied on the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

In rendering the opinions expressed below, we express no opinion other than as to the federal laws of the United States, the Delaware General Corporation Law, including the statutory provisions contained therein, applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these provisions.

Applied Genetic Technologies Corporation

May 11, 2015

Based upon and subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

The Company has the authority pursuant to its Fifth Amended and Restated Certificate of Incorporation to issue up to an aggregate of 150,000,000 shares of Common Stock. Upon adoption by the board of directors of the Company of a resolution in form and content as required by applicable law duly authorizing the issuance and sale of the Shares (with such shares, when added to all shares of Common Stock previously (a) issued and outstanding or (b) reserved for issuance, not exceeding an aggregate of 150,000,000 shares) and delivery of such Shares pursuant to such resolution against due receipt of consideration therefor, which consideration shall not be less than the par value of such Shares, the Primary Shares will be legally issued, fully paid and non-assessable.

This opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement and any and all required post-effective amendments thereto are effective.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

This opinion is being delivered solely for the benefit of the Company and such other persons as are entitled to rely upon it pursuant to applicable provisions of the Securities Act. This opinion may not be used, quoted, relied upon or referred to for any other purpose nor may this opinion be used, quoted, relied upon or referred to by any other person, for any purpose, without our prior written consent.

We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours, FOLEY HOAG LLP

By:	/s/ Daniel S. Clevenger
a Partner